Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Amy Shah 610-893-9555 Office amy.shah@te.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com

	Wendy Fries 610-893-9567 Office wendy.fries@te.com	Matt Vergare 610-893-9442 Office matthew.vergare@te.com

TE CONNECTIVITY ANNOUNCES PRICING OF

$750 MILLION FIXED RATE SENIOR NOTES OFFERING

SCHAFFHAUSEN, Switzerland, Jan. 31, 2012 — TE Connectivity Ltd. (NYSE: TEL) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of $250 million aggregate principal amount of 1.600% senior notes due 2015 and $500 million aggregate principal amount of 3.500% senior notes due 2022.  The offer is being made pursuant to an effective registration statement filed by TE Connectivity Ltd. and TEGSA on January 21, 2011.

The $250 million senior notes due 2015 will be issued at a price of 99.796% and will have a stated interest rate of 1.600% per year, payable semi-annually; and the $500 million senior notes due 2022 will be issued at a price of 99.607% and will have a stated interest rate of 3.500% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes, which includes funding a portion of the previously announced purchase of the outstanding share capital of Deutsch Group SAS and the repayment of debt, including TEGSA’s outstanding 6.00% senior notes due October 1, 2012 at their maturity.

J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are joint book-running managers for this offering, which is expected to close on February 3, 2012.  Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as joint lead managers for this offering.

A copy of the prospectus for the offering can be obtained from your J.P. Morgan sales person or by calling J.P. Morgan Securities LLC collect at (212) 834-4533; or from your Deutsche Bank Securities sales person or Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311-3988, by calling (800) 503-4611, or by emailing prospectus.cpdg@db.com.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned acquisition of Deutsch Group SAS (“Deutsch”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of Deutsch may not be consummated; the risk that a regulatory approval that may be required for the Deutsch acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that Deutsch’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 30, 2011, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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